Exhibit 99.1

SiriusXM Beats 2020 Subscriber Guidance and Issues 2021 Guidance

•Total Self-Pay Subscriber Base Reaches High of 30.9 Million
•Company Expects to Meet or Exceed 2020 Financial Guidance
•New Guidance Outlines 2021 Key Metrics
•Company Expects Non-Cash Impairment Charge of Approximately $1.0 Billion Associated with Pandora
•Fourth Quarter and 2020 Earnings Call Date Set for February 2, 2021

NEW YORK – January 7, 2021 – SiriusXM today announced it added 909,000 net self-pay subscribers to finish 2020 with approximately 30.9 million self-pay subscribers, exceeding the company’s most recent 2020 subscriber guidance. The company also announced that it expects to meet or exceed its most recent 2020 guidance for revenue, adjusted EBITDA and free cash flow.

The company issued 2021 subscriber and financial guidance, including:

•SiriusXM self-pay net subscriber additions of approximately 800,000,
•Total revenue of approximately $8.35 billion,
•Adjusted EBITDA of approximately $2.575 billion, and
•Free cash flow of approximately $1.6 billion.

“I’m pleased to have assumed the role as SiriusXM’s CEO this month and even more pleased with the results we posted for 2020, which provide us strong momentum as we chart the course for the year ahead. These results highlight the resiliency of our business and the loyalty of our customer base even amid the unprecedented challenges of the past year. Most of all, I’m proud of our dedicated employees for navigating the challenges of remote work, staying healthy, and taking care of their families while never losing sight of our business goals,” said Jennifer Witz, SiriusXM’s Chief Executive Officer.

“Last year, we made a number of strategic moves that position SiriusXM for its next phase of growth. We completed our acquisitions of Stitcher and Simplecast and our investment in Soundcloud, debuted exclusive content across SiriusXM and Pandora from Marvel Entertainment and others, and extended agreements with General Motors, BMW and Kia. As we announced in December, I’m thrilled that Howard Stern extended his live broadcast agreement with SiriusXM for the next five years and for his archives well beyond that. By continuing our focus on premium content, enhancing our in-car product with 360L, and expanding our reach to more people at home and on-the-go with both subscription and advertising products, I am confident that SiriusXM has a long runway of growth ahead of us in 2021 and beyond,” added Witz.

SiriusXM also announced that, in connection with its annual impairment assessment of goodwill and other indefinite-lived intangible assets, the company expects to conclude that an impairment is necessary related to the Pandora reporting unit. The company estimates, based on information available to it today and assumptions that it believes are reasonable, that the impairment of goodwill and other indefinite-lived intangible assets could be approximately $1.0 billion. The expected impairment is a result of the anticipated operating performance of Pandora, primarily its royalty cost structure. Income from Operations for the quarter and year ended December 31, 2020 will be negatively impacted by any such impairment. Any impairment is non-cash and will be excluded from adjusted EBITDA, a non-GAAP metric, in accordance with the company’s definition of adjusted EBITDA. Such impairment will not impact the 2020 or 2021 guidance referenced in this release.

SiriusXM plans to release full-year and fourth quarter 2020 financial and operating results on Tuesday, February 2, 2021. The company will hold a conference call at 8:00 am ET the same day to discuss these results. Investors and the press can listen to the conference call via the company's website at investor.siriusxm.com.

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About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the leading audio entertainment company in the U.S., and the premier programmer and platform for subscription and digital advertising-supported audio products. Pandora, a subsidiary of SiriusXM, is the largest ad-supported audio entertainment streaming service in the U.S. SiriusXM and Pandora’s properties reach more than 150 million listeners, the largest addressable audience in the U.S., across all categories of digital audio – music, sports, talk, and podcasts. SiriusXM’s acquisitions of Stitcher and Simplecast, alongside industry-leading ad tech company AdsWizz, make it a leader in podcast hosting, production, distribution, analytics and monetization. SiriusXM, through Sirius XM Canada Holdings, Inc., also offers satellite radio and audio entertainment in Canada. In addition to its audio entertainment businesses, SiriusXM offers connected vehicle services to automakers. For more about SiriusXM, please go to: www.siriusxm.com.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the current coronavirus (COVID-19) pandemic is adversely impacting our business; our substantial competition that is likely to increase over time; our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, which may not be successful, and may adversely affect our business; our Pandora ad-supported business has suffered a loss of monthly active users, which may adversely affect our Pandora business; privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities; we engage in extensive marketing efforts and the continued effectiveness of those efforts are an important part of our business; consumer protection laws and our failure to comply with them could damage our business; a substantial number of our Sirius XM subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers; our ability to profitably attract and retain subscribers to our Sirius XM service as our marketing efforts reach more price-sensitive consumers is uncertain; our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business; if we are unable to maintain revenue growth from our advertising products, particularly in mobile advertising, our results of operations will be adversely affected; if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners; if we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer; interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business; we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business; our business depends in part upon the auto industry; our Pandora business depends in part upon consumer electronics manufacturers; the market for music rights is changing and is subject to significant uncertainties; our ability to offer interactive features in our Pandora services depends upon maintaining licenses with copyright owners; the rates we must pay for “mechanical rights” to use musical works on our Pandora service have increased substantially and these new rates may adversely affect our business; failure of our satellites would significantly damage our business; our Sirius XM service may experience harmful interference from wireless operations; failure to comply with FCC requirements could damage our business; economic conditions, including advertising budgets and discretionary spending, may adversely affect our business and operating results; if we are unable to attract and retain qualified personnel, our business could be harmed; we may not realize the benefits of acquisitions or other strategic investments and initiatives, including the acquisition of Pandora; our use of pre-1972 sound recordings on our Pandora service could result in additional costs; we may from time to time modify our business plan, and these changes could adversely affect us and our financial condition; we have a significant amount of indebtedness, and our debt contains certain covenants that restrict our operations; our facilities could be damaged by natural catastrophes or terrorist activities; the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition; failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results; some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses; rapid technological and industry changes and new entrants could adversely impact our services; existing or future laws and regulations could harm our business; we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; our business and prospects depend on the strength of our brands; we are a “controlled company” within the meaning of the NASDAQ listing rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements; while we currently pay a quarterly cash dividend to holders of our common stock, we may change our dividend policy at any time; and our principal stockholder has significant influence, including over actions requiring stockholder approval, and its interests may differ from the interests of other holders of our common stock. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 30, 2020, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Contacts for SiriusXM:

Investors:
Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

Media:
Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com